Exhibit 10.15

NON-COMPETITION AGREEMENT

(Daniel Bennewitz)

This NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of June 29, 2012, by and among Quality Technology Services, LLC, a Delaware limited liability company (the “Company”), QualityTech GP, LLC, a Delaware limited liability company and an indirect parent and affiliate of the Company (the “GP”), QualityTech, LP, a Delaware limited partnership and an indirect parent and affiliate of the Company (the “OP”), and Daniel Bennewitz, an individual (“Executive”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are entering into that certain Employment Agreement dated as of the date hereof, pursuant to which, among other things, the Company has agreed to employ the Executive as its Chief Operations Officer - Sales (“COO - Sales”), and the GP has agreed to appoint Executive as its COO - Sales, and the Executive has agreed to be employed by the Company and to serve as COO - Sales of the GP, in accordance with the terms thereof (the “Employment Agreement”);

WHEREAS, the Executive acknowledges that he is receiving substantial consideration pursuant to the Employment Agreement; and

WHEREAS, the parties hereto agree that the Executive will not engage in competition with the Company, the GP or the OP, and will refrain from taking certain other actions pursuant to the terms and conditions hereof in an effort to protect the legitimate business interests and goodwill of the Company, the GP and the OP, and for other business purposes.

NOW, THEREFORE, in consideration of the foregoing and in exchange for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Non-Competition. The Executive agrees that for the period during which the Executive is employed by, or serving as an officer of the Company, the GP, the OP or any of their direct or indirect subsidiaries (collectively, “Quality”), and for one year thereafter (the “Restricted Period”), the Executive will not, (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed services, whether such business is conducted by the Executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any Person (as defined below) or (b) own any interests in any data center facilities, colocation facilities or managed service providers, in each case in the United States of America; provided, however, that this Section 1 shall not be deemed to prohibit the direct or indirect ownership by the Executive of up to five (5) percent of the outstanding equity interests of any public company. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

2. Non-Solicitation. The Executive agrees that for the period during which the Executive is employed by, or serving as an officer of Quality, and for one year thereafter, the Executive will not directly or indirectly (a) solicit, induce or encourage any employee (other than clerical employees) or independent contractor to terminate their employment with Quality or to cease rendering services to Quality, and the Executive shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other Person, (b) solicit, recruit, induce for employment or hire (on behalf of the Executive or any other person or entity) any employee (other than clerical employees) or independent contractor who has left the employment or other service of Quality (or any predecessor thereof) within one year of the termination of such employee’s or independent contractor’s employment or other service with Quality or (c) solicit any of Quality’s tenants to lease, purchase or otherwise occupy data center space in the United States of America or encourage any of Quality’s tenants to reduce its patronage of Quality.

3. Reasonable and Necessary Restrictions. The Executive acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Period set forth in Section 1, are reasonable, fair and equitable in terms of duration, scope and geographic area, as are necessary to protect the legitimate business interests of Quality, and are a material inducement to the GP and the OP to enter into this Agreement and the Employment Agreement.

4. Specific Performance. The Executive acknowledges that the obligations undertaken by the Executive pursuant to this Agreement are unique and that Quality likely will have no adequate remedy at law if the Executive shall fail to perform any of the Executive’s obligations hereunder, and the Executive therefore confirms that Quality’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Quality. Accordingly, in addition to any other remedies that Quality may have at law or in equity, Quality shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the Executive, and Quality shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive. The Executive hereby acknowledges and agrees that Quality shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Executive hereby waives any such requirement or condition.

5. Miscellaneous Provisions.

5.1 Assignment; Binding Effect. This Agreement may not be assigned by the Executive, but may be assigned by the Company, the GP and the OP to any successor to its business and will inure to the benefit of and be binding upon any such successor. Subject to the foregoing provisions restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives.

5.2 Entire Agreement. This Agreement, the Employment Agreement, and any agreements pertaining to any other restrictive covenants governing the Executive, constitute the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. This Section 5.2 shall not be used to limit or restrict the rights or remedies, whether express or implied, of any non-competition, non-solicitation or confidentiality policies of Quality applicable to the Executive.

5.3 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

5.4 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

5.5 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. Notwithstanding the foregoing, in the event that the restrictions against engaging in competitive activity contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive or unreasonable in any other respect, the Agreement shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action and the court may limit the application of any other provision or covenant, or modify any such term, provision or covenant and proceed to enforce this Agreement as so limited or modified. To the extent necessary, the parties shall revise the Agreement and enter into an appropriate amendment to the extent necessary to implement any of the foregoing.

5.6 Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Kansas, but not including the choice-of-law rules thereof.

5.7 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

5.8 Executive’s Acknowledgement. The Executive acknowledges (i) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (ii) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

5.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express), to the following addresses:

(i)	if to the Executive, to the address set forth in the records of Quality; and

(ii)	if to the Company, the GP or the OP,

c/o QualityTech GP, LLC

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

Attention: General Counsel

Facsimile: (913) 814-7766

5.10 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

5.11 Attorney’s Fees. The prevailing party in any suit or action brought to enforce this Agreement shall be entitled to recover its costs and expenses, including reasonable attorney’s fees, from the other party.

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[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

COMPANY

Quality Technology Services, LLC

By:	/s/ Chad L. Williams
Name:	Chad L. Williams
Title:	Chief Executive Officer

GP

QualityTech GP, LLC

By:	/s/ Chad L. Williams
Name:	Chad L. Williams
Title:	Chief Executive Officer

OP

QualityTech, LP

By:	QualityTech GP, LLC, its sole general partner

	By:	/s/ Chad L. Williams
	Name:	Chad L. Williams
	Title:	Chief Executive Officer

EXECUTIVE

/s/ Daniel Bennewitz
Daniel Bennewitz

Signature Page to Daniel Bennewitz Non-Competition Agreement